Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       of
                     GRAND CANYON VENTURES TWO INCORPORATED
                            (A Colorado Corporation)


     FIRST. The name of this Corporation is GRAND CANYON VENTURES TWO INCORPORATED.

     SECOND. The Corporation's Registered Office in the State of Colorado is located at 6521 West Calhoun Place, Littleton, Colorado 80123. The Corporation's Registered Agent at this address is Jerry Nelson.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity or activities, in Colorado, the United States of America and elsewhere in the world, for which corporations may be organized under the Colorado Business Corporation Act, and may hold, purchase, mortgage, lease and convey real and personal property in any of such places. The Corporation shall have perpetual duration.

     FOURTH. The Incorporator is NORDSTROM, FORBES & LINCOLN INCORPORATED, which is a Colorado corporation, and the mailing address of the Incorporator and the Corporation's Principal Office is 6521 West Calhoun Place, Littleton, Colorado 80123. Upon the filing of these Articles of Incorporation the powers of the incorporator shall terminate. The name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successor is duly elected and has qualified is:

       J.R. Nelson
       6521 West Calhoun Place
       Littleton, Colorado 80123

                                 {CAPITAL STOCK}

     FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is TWENTY FIVE MILLION (25,000,000), of which TWENTY MILLION (20,000,000) shares without par value shall be of a class designated "Common Stock" (or "Common Shares"), and FIVE MILLION (5,000,000) shares having no par value shall be of a class designated "Preferred Stock" (or "Preferred Shares"). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:

                               I. PREFERRED STOCK

     (a) Issuance in Series. Shares of Preferred Stock may be issued in one or more classes or series at such time or times as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

     (b) Authority of Board for Issuance. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issuance of any class or series of Preferred Stock, the designation of such classes and series and the powers, preferences and rights of the shares of such classes or series, and the qualifications, limitations or restrictions thereof, including the following:

          1. The distinctive designation and number of shares comprising such class or series, which number may (except where otherwise provided by the Board of Directors in creating such class or series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

          2. The rate of dividend, if any, on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates, the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other class or series;

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          3. Whether the shares of that class or series shall be redeemable at the option of the Corporation or at the option of the holder or other person or upon the occurrence of a designated event and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and different redemption dates;

          4. Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series and, if so, the terms and amounts payable into such sinking fund;

          5. The rights to which the holders of the shares of that class or series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, relative rights of priority; if any, of payment of shares of that class or series;

          6. Whether the shares of that class or series shall be convertible into or exchangeable for shares of stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

          7. Whether the issuance of any additional shares of such class or series, or of any shares of any other class or series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other class or series;

          8. Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such class or series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Corporation's Charter, as from time to time amended, and to the full extent now or hereinafter permitted by the laws of Colorado.

     (c) Dividends. Payment of dividends shall be as follows:

          1. The holders of Preferred Stock of each class or series, in preference to the holders of Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, all dividends, at the rate for such class or series fixed in accordance with the provisions of this Article FIFTH and no more;

          2. Dividends may be paid upon, or declared or set aside for, any class or series of Preferred Stock in preference to the holders of any other class or series of Preferred Stock in the manner determined by the resolutions of the Board of Directors authorizing and creating such class or series;

          3. So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or in property, be paid or declared nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative classes and series Preferred Stock with respect to all past dividend periods, and unless all dividends on all classes and series of Preferred Stock for the then current dividend period shall have been paid or declared, and provided for, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking fund for any class or series of Preferred Stock. The foregoing provisions of this subparagraph (3) shall not, however, apply to any dividend payable in Common Stock;

          4. No dividend shall be deemed to have accrued on any share of Preferred Stock of any series with respect to any period prior to the date of the original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolutions of the Board of Directors creating such class or series. Preferred Stock shall not be entitled to participate in any dividends declared and paid on Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not pay interest.

     (d) Dissolution or Liquidation. In the event of any voluntary or involuntary liquidation, dissolution of assets or winding-up of the Corporation, the holders of the shares of each class or series of Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for

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such series, before any distribution or payment shall be made to the holders of
Common Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holder of each such share on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred Stock of all classes and series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of Common Stock as provided in this Article FIFTH. If upon any such liquidation, dissolution, distribution of assets or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more classes or series of Preferred Stock which (i) are entitled to a preference over the holders of Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment for the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     Neither the consolidation nor merger of the Corporation, nor the exchange, sale, lease or conveyance (whether for cash, securities or other property) of all, substantially all or any part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding-up of the Corporation within the meaning of this provision.

     (e) Voting Rights. Except to the extent otherwise required by law or provided in the resolution of the Board of Directors adopted pursuant to authority granted in this Article FIFTH, the shares of Preferred Stock shall have no voting power with respect to any matter whatsoever. The Board of Directors may determine whether the shares of any class or series shall have limited, contingent, full or no voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights. Whenever holders of Preferred Stock are entitled to vote on a matter, each holder of record of Preferred Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation and entitled to vote.

                                II. COMMON STOCK

     (a) Issuance. The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any.

     (b) Voting Powers. The Common Stock may have such voting powers (full, limited, contingent or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors at the time of issuing Common Shares, (i) each Common Stock share shall be of the same class, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction, and (ii) Common Shares shall have unlimited voting rights, including but not limited to the right to vote in elections for directors, and each holder of record of Common Shares entitled to vote shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors each holder shall have as many votes for each share held by him as there are directors.

     (c) Dividends. After the requirements with respect to preferential dividends, if any, on Preferred Stock, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any class or series of Preferred Stock, then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

     (d) Dissolution or Liquidation. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock respectively held by them.

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     (e) Convertibility. Common Shares or other shares of any class or series may be made convertible into or exchangeable for, at the option of the Corporation or the holder or upon the occurrence of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be set forth in the resolution or resolutions providing for the issuance of such convertible or exchangeable shares adopted by the Board of Directors.

       (f) Redeemability. Common Shares may be made redeemable at the option of the Corporation or upon the occurrence of a designated event, if and to the extent now or subsequently allowed by the Colorado Business Corporation Act, as such law may subsequently be amended, and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption and any variance in the amount or amounts payable, among other terms, conditions and limitations which may be imposed, may be fixed and established by the Board of Directors in the resolution or resolutions authorizing the issuance of redeemable Common Shares. Any such redemption may be made without the vote or approval of shareholders.

                              III. GENERAL MATTERS

     (a) Capital. The portion of the consideration received by the Corporation upon issuance of any of its shares that shall constitute "capital" within the meaning of the Colorado Business Corporation Act shall be (1) in the case of par-value shares, the par value thereof, and (2) in the case of shares without par value, the stated value of such shares as determined by the Board of Directors at the time of issuance; provided, that if no stated value is determined at the time that no-par-value shares are issued, the entire consideration to be received for the shares shall constitute capital.

     (b) Fully Paid and Nonassessable. Any and all shares of Common or Preferred Stock issued by the Corporation for which not less than the portion of the consideration to be received determined to be "capital" has been paid to the Corporation, provided the Corporation has received a promissory note or other binding legal obligation of the purchaser to pay the balance thereof, shall be deemed fully paid and nonassessable shares.

     (c) Amendment of Shareholder Rights. So long as no shares of any class or series established by resolution of the Board of Directors have been issued, the voting rights, designations, preferences and relative, optional, participating or other rights of these shares may be amended by resolution of the Board of Directors.

     (d) Status of Certain Shares. Shares of Preferred or Common Stock which have redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any other manner, shall have the status of authorized and unissued shares and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided herein or in the resolution authorizing and establishing the shares.

                            {VOTING OF SHAREHOLDERS}

     SIXTH. The following provisions are hereby adopted for the purpose of regulating certain matters relating to the voting of shareholders of the
Corporation:

     (a) Definitions. Whenever the term "total voting power" appears in these Articles, it shall mean all shares of the Corporation entitled to vote at a meeting or on a question presented for shareholder approval, and of every class or series of shares entitled to vote by class or series. Whenever the term "votes cast" appears in these Articles, it shall mean the total number of voting shares of the total voting power which were unequivocally voted in favor of or against a director standing for election or a matter presented for shareholder approval at a legal meeting which commenced with a quorum.

     (b) Quorum. Forty percent (40%) of the total voting power, or where a separate vote by class or series is required, forty percent (40%) of the voting shares of each such class or series, represented in person or by proxy, shall constitute a quorum at any meeting of the Corporation's shareholders.

     (c) Vote Required. Any action to be taken by the Corporation's shareholders at any valid meeting at which a quorum is present shall require the affirmative vote only a majority of the votes cast, except where these Articles or the Corporation's Bylaws then in effect requires the affirmative vote of a higher

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proportion of the votes cast or requires the affirmative vote of a proportion of the total voting power, and except where the Colorado Business Corporation Act specifically requires the affirmative vote of a majority of all the votes entitled to be cast. Directors shall be elected by plurality vote. Abstentions from voting shall not be considered in the tallying of votes. Nothing contained in this Article SIXTH shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series. The Bylaws may provide for the vote necessary at any adjournment of a duly called meeting for which a quorum was not obtained. Cumulative voting shall not be allowed in voting for directors.

     (d) Manner of Voting; Etc. The vote of shareholders may be taken at a meeting by a show of hands or other method authorized by the Board of Directors. Written ballots shall be used only upon authorization of the Board of Directors or as provided in the Corporation's Bylaws. Cumulative voting shall not be allowed in the election of directors.

     (e) Action Without Meeting. Any action by the shareholders may be taken by written consent, in lieu of a meeting and without prior notice or vote, by the holders of the total voting power. The manner of obtaining any such written consent shall be governed by the Corporation's Bylaws.

     (f) Shareholder Ratification. Any contract, transaction, or act of the Corporation or of the directors which shall be ratified by vote of the shareholders at any annual meeting, or at any special meeting called for such purpose, or by means of a written consent in lieu of a meeting signed by the shareholders, shall so far as permitted by law be as valid and as binding as though ratified by every shareholder of the Corporation.

                {CONCERNING SHAREHOLDERS, DIRECTORS AND OFFICERS}

     SEVENTH. The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors, officers and shareholders:

     (a) Number of Directors. The number of Directors shall be as fixed in the By-laws. In the absence of such provision in the Bylaws, the Corporation shall have ONE Director. Directors shall be elected by plurality vote and need not be elected by written ballot, except as prescribed in the Bylaws.

     (b) Removal of Directors. A director of the Corporation, or the entire Board of Directors of the Corporation, may be removed by the shareholders, with or without cause, upon the affirmative vote of the holders of a majority of the total voting power, without considering the vote of the director sought to be removed.

     (c) Removal of Officers and Employees. Unless the Bylaws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Bylaws or by authority of the Board of Directors, without prejudice, however, to existing contractual rights.

     (d) Corporate Opportunities. The officers, directors and other members of management of the Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to any business opportunity (i) of a type falling within the regular business or operations of the Corporation, or
(ii) in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors, as evidenced by resolutions appearing in the Corporation's minutes. All such business opportunities which come to the attention of the officers, directors, and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and only thereafter may any officer, director or other member of management avail himself of such opportunity. The provisions of this paragraph (d) shall not be construed to release any employee of the Corporation from any fiduciary duties which he may have to the Corporation.

                                    {BYLAWS}

     EIGHTH. The initial Bylaws of the Corporation may be adopted by its Board of Directors. The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, subject to the right of the

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shareholders to alter, amend or repeal such Bylaws or adopt new Bylaws by the affirmative vote of at least a majority of the total voting power. The Bylaws may not contain any provision inconsistent with law or these Articles.

               {INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS}

     NINTH. The Corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the Corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the Corporation's request. The Corporation shall further have the authority to the maximum extent permitted by law to advance costs, charges and expenses and to purchase and maintain insurance providing such indemnification. The following provisions shall also apply to any person seeking or claiming entitlement to indemnification or advance of costs, charges or expenses:

     (a) Settlement. If in any proceeding, including any appeal, within the scope of this Article NINTH, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

     (b) Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article NINTH is in effect. Any repeal or modification of this Article NINTH or any repeal or modification of relevant provisions of the Colorado Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder. This Article NINTH shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

     (c) Exceptions to Indemnification Right. Notwithstanding any other language in these Articles, the Corporation shall not be obligated pursuant to the terms of these Articles:

          (1) Claims Initiated by Indemnitee. To indemnify or advance expenses to any person with respect to proceedings or claims initiated or brought voluntarily by him or her and not by way of defense, expect with respect to proceedings brought to establish or enforce a right to indemnification under these Articles or any other provision of the Colorado Business Corporation Act, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate; or

          (2) Lack of Good Faith. To indemnify any person for any expenses incurred by him or her with respect to any proceeding instituted by him or her to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by him or her in such proceeding was not made in good faith or was frivolous;

          (3) Insured Claims. To indemnify any person for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to him or her by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation.

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     (d) Savings Clause. If this Article NINTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to any cost, charge and expense (including attorney's fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article NINTH that shall not have been invalidated and to the full extent permitted by applicable law.

     (e) Restriction. Notwithstanding any other provision hereof whatsoever, no person shall be indemnified under this Article NINTH who is adjudged liable for
(i) a breach of duty to the Corporation or its shareholders that resulted in personal enrichment to which he was not legally entitled, (ii) intentional fraud or dishonesty or illegal conduct, or (iii) for any other cause prohibited by applicable state or federal law, unless a court determines otherwise.

                        {EXCLUSION OF DIRECTOR LIABILITY}

     TENTH. As authorized by Section 7-108-402 of the Colorado Business Corporation Act, no director of the Corporation shall be personally liable to the Corporation or any shareholder thereof for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of a Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 7-108-403 of the Colorado Business Corporation Act, as it now exists or may hereafter be amended, or (iv) for any transaction from which the director derives an improper personal benefit. This Article TENTH shall apply to a person who has ceased to be a director of the Corporation with respect to any breach of fiduciary duty which occurred when such person was serving as a director. This Article TENTH shall not be construed to limit or modify in any way any director's right to indemnification or other right whatsoever under these Articles, the Corporation's Bylaws or the Colorado Business Corporation Act. If the Colorado Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Corporation's directors, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article TENTH by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any director existing at the time of such repeal or modification. The affirmative vote of at least a majority of the total voting power shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TENTH.

                                   {AMENDMENT}

     ELEVENTH. The Corporation reserves the right to amend, restate or repeal any provision contained in these Articles, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders are granted subject to this reservation. The affirmative vote of a majority of the votes cast is necessary to amend or restate provisions of these Articles, except such provisions which expressly require a higher proportion of the votes cast or require the affirmative vote of a proportion of the total voting power. The affirmative vote of a majority of the total voting power is necessary to repeal these Articles in their entirety and adopt new articles in their stead.

                     {CERTAIN POWERS RESERVED TO DIRECTORS}

     TWELFTH. The Corporation hereby reserves solely to the Board of Directors the power and authority to borrow from time to time on behalf and in the name of the Corporation and to determine the amount, terms, provisions and conditions of any such borrowing; and in connection therewith to create, issue and deliver instruments of indebtedness, including but not limited to promissory notes, bonds, debentures and similar instruments containing such terms, provisions and conditions as the Board of Directors deems necessary or advisable in its sole discretion.

     In connection with the creation, issuance or delivery of any such form or evidence of indebtedness, there is also reserved solely to the Board of Directors the power and authority to create, enter into and execute indentures of trust, conveyances, mortgages and similar instruments containing such terms, provisions and conditions as the Board of Directors deems necessary or advisable in its sole discretion; and, without need of prior or subsequent shareholder approval, to pledge, mortgage or convey any or all property, assets, rights, privileges or franchises now or hereafter belonging to the Corporation in order

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to secure the payment when due of the principal, interest and other charges due upon any such promissory notes, bonds or debentures or other obligations or evidences of indebtedness of the Corporation; and to create, issue and deliver additional amounts or series of obligations under the terms of any such indenture, conveyance or mortgage after creation and issuance of the original obligations thereunder. Any form of indebtedness authorized by the Board of Directors may be made convertible into Common Stock or other securities of the Corporation and may be made redeemable at such time and on such terms (including the use of a sinking fund or similar arrangement) as the Board of Directors deems necessary or advisable in its sole discretion.

     The affirmative vote of at least a majority of the total voting power shall be required to amend, repeal or adopt any provision inconsistent with this Article TWELFTH.

     IN WITNESS WHEREOF, the undersigned, being the Incorporator and Registered Agent named above, for the purpose of forming a corporation pursuant to the Colorado Business Corporation Act, do hereby make and file these Articles of Incorporation for GRAND CANYON VENTURES TWO INCORPORATED.

DATED: April 25, 1996
                                  NORDSTROM, FORBES & LINCOLN INCORPORATED
                                 (Incorporator)


                                  By   /s/ J.R. Nelson
                                       -----------------------------------------
                                           J.R. Nelson, Chief Executive Officer


                                  REGISTERED AGENT:




                                       /s/ J.R. Nelson
                                       -----------------------------------------
                                           J.R. Nelson


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